Exhibit 99.1

PEBBLEBROOK HOTEL TRUST
REPORTS FIRST QUARTER 2022 RESULTS

Q1 FINANCIAL HIGHLIGHTS
▪ Net loss: ($100.2) million
▪ Same-Property RevPAR(1): (23.4%) vs. 2019; ADR(1) exceeded 2019 by 19.4%
▪ Same-Property Total Revenues(1): $258.0 million, 76.8% recovered vs. 2019
▪ For March, Same-Property Occupancy(1) at 62%, Same-Property Total Revenues(1) down just 9.3% vs 2019, Same-Property EBITDA(1) 91.0% recovered vs. 2019
▪ Adjusted EBITDAre(1): $46.5 million, 50.3% recovered vs. 2019
▪ Adjusted FFO(1) per diluted share: $0.11 vs. $0.48 in 2019 and ($0.41) in 2021

HOTEL OPERATING TRENDS
▪ Operating trends dramatically improved throughout Q1 due to robust leisure travel and spring break demand combined with an accelerating business travel recovery across the portfolio
▪ Operating profitability improved each month during Q1 due to strong demand, increased room and non-room pricing, and enhanced operating efficiencies
▪ March 2022 Same-Property EBITDA Margin(1) beat March 2019 by 12 bps

PORTFOLIO UPDATES & REPOSITIONINGS
▪ The Company invested $19.9 million of capital into the portfolio in the first quarter, including completing the $6.0 million redevelopment and transformation of Grafton on Sunset into Hotel Ziggy West Hollywood
▪ The Company is on target to complete the $28.0 million redevelopment and transformation of Hotel Vitale into 1 Hotel San Francisco by the end of Q2 2022

Q2 2022 OUTLOOK
▪ Net income: $18.5 to $28.5 million
▪ Same-Property RevPAR(1) var: (8%) to (10%) vs. 2019; +96.8% to +101.2% vs. 2021
▪ Adjusted EBITDAre(1): $107.5 to $117.5 million
▪ Adjusted FFO(1) per diluted share: $0.56 to $0.63

(1) See tables later in this press release for a description of Same-Property information and reconciliations from net income (loss) to non-GAAP financial measures used in the table above and elsewhere in this press release.

“
First-quarter operating results significantly exceeded our expectations due to a snapback in leisure demand starting in mid-February combined with a rapid acceleration in the recovery of group and transient business travel. We are very encouraged that these positive trends have continued and strengthened into April. While our best-performing urban markets continue to be Miami, Boston, Los Angeles and San Diego, we are experiencing a strong recovery in demand in Washington DC, San Francisco, Chicago, Portland and Seattle, another positive sign of pent-up business demand. In addition to quickly improving demand trends, room rates during the first quarter surpassed 2019 levels by 19.4%, with our resorts up 59.4% and Los Angeles, Miami, Portland, Washington DC and Chicago ADRs all above 2019. Based on group lead volume, site tours and overall booking trends, rate premiums should continue in the second quarter and the balance of 2022. Combined with our recently completed property renovations and transformations, our outlook for the year is increasingly more optimistic.”

-Jon E. Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust

First Quarter Highlights

	First Quarter
Same-Property and Corporate Highlights	2022	2021 (‘22 vs. ‘21 growth)	2019 (‘22 vs. ‘19 growth)
	($ in millions except per share and RevPAR data)

Net income (loss)	($100.2)	($121.4)	$5.7

Same-Property Room Revenues(1)	$168.6	$65.0	$219.7
Same-Property Room Revenues variance		159.6%	(23.3%)

Same-Property Total Revenues(1)	$258.0	$104.5	$336.1
Same-Property Total Revenues variance		146.9%	(23.2%)

Same-Property Total Expenses(1)	$201.9	$111.4	$244.2
Same-Property Total Expenses variance		81.1%	(17.3%)

Same-Property EBITDA(1)	$56.2	($6.9)	$91.9
Same-Property EBITDA variance		NM	(38.9%)

Adjusted EBITDAre(1)	$46.5	($22.8)	$92.3
Adjusted EBITDAre variance		NM	(49.7%)

Adjusted FFO(1)	$14.0	($53.5)	$62.6
Adjusted FFO per diluted share(1)	$0.11	($0.41)	$0.48
Adjusted FFO per diluted share variance		NM	(77.1%)

	2022 Monthly Results
Same-Property Portfolio Highlights(2)	January	February	March
	($ in millions except ADR and RevPAR data)

Occupancy	34%	50%	62%
ADR	$269	$308	$305
RevPAR	$91	$153	$188
Total Revenues	$57.0	$84.9	$116.2
Total Revenues growth rate (2022 vs. 2019)	(44%)	(21%)	(9%)
Hotel EBITDA	($3.1)	$20.5	$38.8

NM = Not Meaningful

(1)See tables later in this press release for a description of same-property information and reconciliations from net income (loss) to non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre"), Adjusted EBITDAre, Funds from Operations ("FFO"), FFO per share, Adjusted FFO and Adjusted FFO per share.

For the details as to which hotels are included in Same-Property Room Revenues, Total Revenues, Expenses and EBITDA appearing in the table above and elsewhere in this press release, refer to the Same-Property Statistical Data table footnotes later in this press release.

Adjusted EBITDAre, Adjusted FFO and Adjusted FFO per share exclude the amortization of share-based compensation expense. Historical (2021 and 2019 comparable periods) results of such non-GAAP financial measures have been adjusted to reflect the exclusion.

(2)Includes information for all of the hotels the Company owned as of March 31, 2022, except Hotel Vitale given the property’s closure for renovation.

“Same-Property ADRs far exceeded those of 2019 each month in the first quarter, demonstrating our ability to capture additional rate premiums at our recently redeveloped and renovated hotels and resorts, combined with the benefits of improving demand and rates in our urban markets,” noted Mr. Bortz. “The demand pickup in our urban markets is being driven by increasing business transient, in-house groups, and a return of citywide conventions, indicating very positive momentum for the second quarter and beyond. While our resorts have continued to increase their already healthy occupancy and ADR levels thus far in 2022, our urban hotel demand fundamentals are strengthening each week. Recent urban occupancies were higher than those in the fall of 2021, and urban ADRs in March surpassed 2019. These improving trends are continuing in the second quarter.”
Capital Investments and Strategic Property Redevelopments
In the first quarter of 2022, the Company completed $19.9 million of capital investments throughout its portfolio, including the redevelopment and transformation of Grafton on Sunset into Hotel Ziggy, the eighth member of the Unofficial Z Collection, the Company’s proprietary brand of individually curated, unique urban lifestyle hotels. The transformation of Hotel Vitale into the sustainability-focused, mission-driven, and experiential luxury 1 Hotel San Francisco, which will offer nature-inspired designs and environmentally focused services and aesthetics throughout guestrooms and suites, public areas, and meeting and event venues, is now expected to be re-opened and completed later in the second quarter of 2022.
The Company expects to invest a total of $100.0 to $120.0 million during 2022, which includes redevelopment and repositioning projects at Solamar Hotel (to be converted to Margaritaville Hotel San Diego Gaslamp Quarter), Hilton Gaslamp Quarter, Jekyll Island Club Resort, Viceroy Santa Monica and Estancia La Jolla Hotel & Spa, and the development of a new outdoor venue and additional alternative lodging units at Skamania Lodge.
Update on Strategic Acquisitions
On April 21, 2022, the Company announced that it executed a contract to acquire the 119-room Inn on Fifth in Naples, Florida for $156.0 million. The acquisition is expected to be funded with approximately $78.0 million of cash, $77.6 million of 6.0% perpetual preferred operating partnership units, and $0.4 million of common operating partnership units. The purchase is subject to customary closing conditions, and the Company offers no assurances that this acquisition will be completed on these terms or at all.
Balance Sheet and Liquidity
As of March 31, 2022, the Company had $96.0 million of consolidated cash, cash equivalents and restricted cash, in addition to $598.4 million of undrawn availability on its senior unsecured revolving credit facility, for total liquidity of $694.4 million. The Company had $2.5 billion in consolidated debt and convertible notes at an effective weighted-average interest rate of 3.2 percent. $2.0 billion, or 81 percent of the Company's total outstanding debt and convertible notes, was at a weighted-average fixed interest rate of 3.2 percent, and $0.5 billion, or 19 percent, was at a weighted-average floating interest rate of 2.8 percent. The Company had $1.4 billion of unsecured term loans, and there was no outstanding balance on its $611.0 million senior unsecured revolving credit facility. The Company has no material loans maturing until 2023.
Common and Preferred Dividends
On March 15, 2022, the Company declared a quarterly cash dividend of $0.01 per share on its common shares as well as a regular quarterly cash dividend for the following preferred shares of beneficial interest:
▪$0.39844 per 6.375% Series E Cumulative Redeemable Preferred Share;
▪$0.39375 per 6.3% Series F Cumulative Redeemable Preferred Share;
▪$0.39844 per 6.375% Series G Cumulative Redeemable Preferred Share; and
▪$0.35625 per 5.7% Series H Cumulative Redeemable Preferred Share.
Update on Curator Hotel & Resort Collection
Curator Hotel & Resort Collection (“Curator”) is a distinct collection of experientially focused small brands and independent lifestyle hotels and resorts worldwide founded by Pebblebrook and several industry-leading independent lifestyle hotel operators. As of March 31, 2022, Curator had grown to 88 member hotels. In the first quarter of 2022, Curator announced strategic partnerships with numerous leading travel and technology companies, including Optii, Infor, Oracle and StayNTouch. As of March 31, 2022, Curator had 82 programs with preferred vendor partners, providing Curator member hotels with preferred pricing, enhanced operating terms and early access to curated new technologies.

Q2 2022 Outlook
Based on current trends, assuming no acquisitions or dispositions, and assuming no new disruptions to travel caused by the COVID-19 pandemic, the Company’s outlook for Q2 2022 is as follows:

	Q2 2022 Outlook
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)

Net income (loss)	$18.5	$28.5

Adjusted EBITDAre	$107.5	$117.5

Adjusted FFO	$73.5	$83.5
Adjusted FFO per diluted share	$0.56	$0.63

This Q2 2022 Outlook is based, in part, on the following estimates and assumptions:

Same-Property RevPAR	$209	$214
Same-Property RevPAR variance vs. 2019	(10.0%)	(8.0%)
Same-Property RevPAR variance vs. 2021	96.8%	101.2%

Same-Property EBITDA	$120.0	$130.0
Same-Property EBITDA variance vs. 2019	(18.5%)	(11.7%)

Based on its expectations for Q2 2022, the Company believes it will exit its debt covenant waiver period following the completion of the quarter ending June 30, 2022.
The Company continues to be unable to provide a full-year outlook for 2022 due to the uncertainties caused by the COVID-19 pandemic. The Company intends to issue new full-year guidance when it has more clarity on the economy, travel demand, and more predictable overall operating fundamentals and trends.
First Quarter 2022 Earnings Call
The Company will conduct its quarterly analyst and investor conference call on Wednesday, April 27, 2022, at 9:00 AM ET. Please dial (877) 407-3982 approximately ten minutes before the call begins to participate. Additionally, a live webcast of the conference call will be available through the Investor Relations section of www.pebblebrookhotels.com. To access the webcast, click on https://investor.pebblebrookhotels.com/news-and-events/webcasts/default.aspx ten minutes before the conference call. A replay of the conference call webcast will be archived and available online.

About Pebblebrook Hotel Trust
Pebblebrook Hotel Trust (NYSE: PEB) is a publicly traded real estate investment trust (“REIT”) and the largest owner of urban and resort lifestyle hotels in the United States. The Company owns 53 hotels, totaling approximately 13,200 guest rooms across 15 urban and resort markets. For more information, visit www.pebblebrookhotels.com and follow us at @PebblebrookPEB.
This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: descriptions of the Company’s plans or objectives for future capital investment projects, operations or services; forecasts of the Company’s future economic performance; forecasts of hotel industry performance; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the SEC, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
For further information about the Company’s business and financial results, please refer to the "Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.
All information in this press release is as of April 26, 2022. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###
Contacts:
Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Consolidated Balance Sheets
($ in thousands, except share and per-share data)

	March 31, 2022	December 31, 2021
	(Unaudited)
ASSETS
Assets:
Investment in hotel properties, net	$5,975,857	$6,079,333
Cash and cash equivalents	69,446	58,518
Restricted cash	26,507	33,729
Hotel receivables (net of allowance for doubtful accounts of $236 and $1,142, respectively)	40,645	37,045
Prepaid expenses and other assets	66,918	52,565
Total assets	$6,179,373	$6,261,190

LIABILITIES AND EQUITY
Liabilities:
Unsecured revolving credit facilities	$—	$—
Unsecured term loans, net of unamortized deferred financing costs	1,428,185	1,427,256
Convertible senior notes, net of unamortized debt premium and discount and deferred financing costs	745,634	745,401
Senior unsecured notes, net of unamortized deferred financing costs	49,858	49,838
Mortgage loans, net of unamortized debt discount and deferred financing costs	219,413	219,393
Accounts payable, accrued expenses and other liabilities	233,298	250,584
Lease liabilities - operating leases	319,375	319,426
Deferred revenues	78,756	69,064
Accrued interest	8,355	4,567
Distribution payable	11,565	11,756
Total liabilities	3,094,439	3,097,285
Commitments and contingencies

Shareholders' Equity:
Preferred shares of beneficial interest, $0.01 par value (liquidation preference $740,000 at March 31, 2022 and December 31, 2021), 100,000,000 shares authorized; 29,600,000 shares issued and outstanding at March 31, 2022 and December 31, 2021	296	296
Common shares of beneficial interest, $0.01 par value, 500,000,000 shares authorized; 130,904,299 shares issued and outstanding at March 31, 2022 and 130,813,750 shares issued and outstanding at December 31, 2021	1,309	1,308
Additional paid-in capital	4,269,322	4,268,042
Accumulated other comprehensive income (loss)	12,092	(19,442)
Distributions in excess of retained earnings	(1,206,019)	(1,094,023)
Total shareholders' equity	3,077,000	3,156,181
Non-controlling interests	7,934	7,724
Total equity	3,084,934	3,163,905
Total liabilities and equity	$6,179,373	$6,261,190

Pebblebrook Hotel Trust
Consolidated Statements of Operations
($ in thousands, except share and per-share data)
(Unaudited)
	Three months ended March 31,
	2022	2021

Revenues:
Room	$168,632	$53,463
Food and beverage	62,424	14,809
Other operating	27,012	15,371
Total revenues	$258,068	$83,643

Expenses:
Hotel operating expenses:
Room	$42,463	$16,710
Food and beverage	46,050	10,743
Other direct and indirect	85,847	45,228
Total hotel operating expenses	174,360	72,681
Depreciation and amortization	59,100	55,443
Real estate taxes, personal property taxes, property insurance, and ground rent	30,457	28,590
General and administrative	9,708	7,646
Impairment loss	60,983	14,856
Other operating expenses	1,123	562
Total operating expenses	335,731	179,778
Operating income (loss)	(77,663)	(96,135)
Interest expense	(22,572)	(25,331)
Other	19	29
Income (loss) before income taxes	(100,216)	(121,437)
Income tax (expense) benefit	—	(3)
Net income (loss)	(100,216)	(121,440)
Net income (loss) attributable to non-controlling interests	(686)	(858)
Net income (loss) attributable to the Company	(99,530)	(120,582)
Distributions to preferred shareholders	(11,344)	(8,139)
Net income (loss) attributable to common shareholders	(110,874)	(128,721)

Net income (loss) per share available to common shareholders, basic	$(0.85)	$(0.98)
Net income (loss) per share available to common shareholders, diluted	$(0.85)	$(0.98)

Weighted-average number of common shares, basic	130,904,299	130,775,873
Weighted-average number of common shares, diluted	130,904,299	130,775,873

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
($ in thousands, except share and per-share data)
(Unaudited)

	Three months ended March 31,
	2022	2021	2019

Net income (loss)	$(100,216)	$(121,440)	$5,655
Adjustments:
Real estate depreciation and amortization	59,010	55,333	54,243
Impairment loss	60,983	14,856	—
FFO	$19,777	$(51,251)	$59,898
Distribution to preferred shareholders	(11,344)	(8,139)	(8,139)
FFO available to common share and unit holders	$8,433	$(59,390)	$51,759
Transaction costs	15	111	2,497
Non-cash ground rent	1,938	880	972
Management/franchise contract transition costs	263	(44)	3,172
Interest expense adjustment for acquired liabilities	722	539	271
Finance lease adjustment	722	812	691
Non-cash amortization of acquired intangibles	(542)	(253)	(437)
Non-cash interest expense	49	735	1,778
One-time operation suspension expenses	—	132	—
Early extinguishment of debt	—	756	—
Amortization of share-based compensation expense	2,355	2,181	1,848
Adjusted FFO available to common share and unit holders	$13,955	$(53,541)	$62,551

FFO per common share - basic	$0.06	$(0.45)	$0.40
FFO per common share - diluted	$0.06	$(0.45)	$0.40
Adjusted FFO per common share - basic	$0.11	$(0.41)	$0.48
Adjusted FFO per common share - diluted	$0.11	$(0.41)	$0.48

Weighted-average number of basic common shares and units	131,765,112	131,636,686	130,801,030
Weighted-average number of fully diluted common shares and units	131,765,112	131,636,686	130,980,506

This press release includes certain non-GAAP financial measures. These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

The Company also evaluates its performance by reviewing Adjusted FFO because it believes that adjusting FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO available to common share and unit holders for the following items, which may occur in any period, and refers to this measure as Adjusted FFO:

- Transaction costs: The Company excludes transaction costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Interest expense adjustment for acquired liabilities: The Company excludes interest expense adjustment for acquired liabilities assumed in connection with acquisitions, because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Finance lease adjustment: The Company excludes the effect of non-cash interest expense from finance leases because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases or management agreements and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Non-cash interest expense, one-time operation suspension expenses, early extinguishment of debt, and amortization of share-based compensation expense: The Company excludes these items because the Company believes that including these adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of FFO in accordance with the Nareit White Paper, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre
($ in thousands)
(Unaudited)

	Three months ended March 31,
	2022	2021	2019

Net income (loss)	$(100,216)	$(121,440)	$5,655
Adjustments:
Interest expense	22,572	25,331	29,328
Income tax expense (benefit)	—	3	(5,037)
Depreciation and amortization	59,100	55,443	54,302
EBITDA	$(18,544)	$(40,663)	$84,248
Impairment loss	60,983	14,856	—
EBITDAre	$42,439	$(25,807)	$84,248
Transaction costs	15	111	2,497
Non-cash ground rent	1,938	880	972
Management/franchise contract transition costs	263	(44)	3,172
Non-cash amortization of acquired intangibles	(542)	(253)	(437)
One-time operation suspension expenses	—	132	—
Amortization of share-based compensation expense	2,355	2,181	1,848
Adjusted EBITDAre	$46,468	$(22,800)	$92,300

This press release includes certain non-GAAP financial measures. These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

Earnings before Interest, Taxes, and Depreciation and Amortization for Real Estate ("EBITDAre") - The Company believes that EBITDAre provides investors a useful financial measure to evaluate its operating performance, and the Company presents EBITDAre in accordance with Nareit guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre adjusts EBITDA for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre: (1) gains or losses on the disposition of depreciated property, including gains or losses on change of control; (2) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (3) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

The Company also evaluates its performance by reviewing Adjusted EBITDAre because it believes that adjusting EBITDAre to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDAre for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre:

- Transaction costs: The Company excludes transaction costs expensed during the period because it believes that including these costs in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases or management agreements and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- One-time operation suspension expenses and amortization of share-based compensation expense: The Company excludes these items because it believes that including these costs in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of EBITDAre, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Reconciliation of Q2 2022 Outlook Net Income (Loss) to FFO and Adjusted FFO
($ in millions, except per share data)
(Unaudited)

	Three months ending June 30, 2022
	Low	High

Net income (loss)	$19	$29
Adjustments:
Real estate depreciation and amortization	60	60
(Gain) loss on sale of hotel properties	—	—
FFO	$79	$89
Distribution to preferred shareholders	(11)	(11)
FFO available to common share and unit holders	$68	$78
Non-cash ground rent	2	2
Non-cash interest expense	—	—
Amortization of share-based compensation expense	3	3
Other	1	1
Adjusted FFO available to common share and unit holders	$74	$84

FFO per common share - diluted	$0.52	$0.59
Adjusted FFO per common share - diluted	$0.56	$0.63

Weighted-average number of fully diluted common shares and units	131.9	131.9

To supplement the Company’s consolidated financial statements presented in accordance with U.S. GAAP, this press release includes certain non-GAAP financial measures as defined under SEC rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

The Company also evaluates its performance by reviewing Adjusted FFO because it believes that adjusting FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO for the following items, which may occur in any period, and refers to this measure as Adjusted FFO:

- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Non-cash interest expense: The Company excludes non-cash interest expense because the Company believes that including this adjustment in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Amortization of share-based compensation expense: The Company excludes the amortization of share-based compensation expense because the Company believes that including this adjustment in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Other: The Company excludes other expenses, which include transaction costs, management/franchise contract transition costs, interest expense adjustment for acquired liabilities, capital lease adjustment and non-cash amortization of acquired intangibles because the Company believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of FFO in accordance with the Nareit White Paper, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Any differences are a result of rounding.

Pebblebrook Hotel Trust
Reconciliation of Q2 2022 Outlook Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre
($ in millions)
(Unaudited)

	Three months ending June 30, 2022
	Low	High

Net income (loss)	$19	$29
Adjustments:
Interest expense and income tax expense	24	24
Depreciation and amortization	60	60
EBITDA	$103	$113
(Gain) loss on sale of hotel properties	—	—
EBITDAre	$103	$113
Non-cash ground rent	2	2
Amortization of share-based compensation expense	3	3
Other	—	—
Adjusted EBITDAre	$108	$118

To supplement the Company’s consolidated financial statements presented in accordance with U.S. GAAP, this press release includes certain non-GAAP financial measures as defined under SEC rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

Earnings before Interest, Taxes, and Depreciation and Amortization for Real Estate ("EBITDAre") - The Company believes that EBITDAre provides investors a useful financial measure to evaluate its operating performance, and the Company presents EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre adjusts EBITDA for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre: (1) gains or losses of on the disposition of depreciated property, including gains or losses on change of control; (2) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (3) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

The Company also evaluates its performance by reviewing Adjusted EBITDAre because it believes that adjusting EBITDAre to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDAre for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre:

- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Amortization of share-based compensation expense: The Company excludes amortization of share-based compensation expense because the Company believes that including this non-cash adjustment in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Other: The Company excludes other expenses, which include transaction costs, management/franchise contract transition costs, non-cash amortization of acquired intangibles and estimated hurricane related repairs and cleanup costs because the Company believes that including these non-cash adjustments in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of EBITDAre, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Any differences are a result of rounding.

Pebblebrook Hotel Trust
Same-Property Statistical Data
(Unaudited)

	Three months ended March 31,
	2022	2021	2019

Same-Property Occupancy	48.3%	22.1%	75.3%
2022 vs. 2021 Increase/(Decrease)	118.7%
2022 vs. 2019 Increase/(Decrease)	(35.9%)

Same-Property ADR	$297.29	$250.47	$248.92
2022 vs. 2021 Increase/(Decrease)	18.7%
2022 vs. 2019 Increase/(Decrease)	19.4%

Same-Property RevPAR	$143.61	$55.33	$187.56
2022 vs. 2021 Increase/(Decrease)	159.6%
2022 vs. 2019 Increase/(Decrease)	(23.4%)

Same-Property Total RevPAR	$219.75	$89.02	$286.88
2022 vs. 2021 Increase/(Decrease)	146.9%
2022 vs. 2019 Increase/(Decrease)	(23.4%)

Notes:
This schedule of hotel results for the three months ended March 31 includes information from all of the hotels the Company owned as of March 31, 2022, except for Hotel Vitale for Q1 2022, 2021 and 2019 because it was closed for renovation during Q1 2022.

Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - by Market
(Unaudited)

	Three months ended March 31,	Three months ended March 31,
	2022 vs. 2021	2022 vs. 2019
Same-Property RevPAR variance:
Southern Florida/Georgia	58.2%	41.7%
Other	114.3%	2.1%
Boston	266.4%	(14.5%)
Los Angeles	362.6%	(17.0%)
San Diego	202.5%	(17.8%)
Portland	114.7%	(33.2%)
Chicago	1,208.8%	(42.2%)
Washington DC	180.2%	(61.6%)
Seattle	292.1%	(69.2%)
San Francisco	1,148.3%	(79.0%)

East Coast	97.1%	5.5%
West Coast	265.0%	(39.6%)

Notes:
This schedule of hotel results for the three months ended March 31 includes information from all of the hotels the Company owned as of March 31, 2022, except for Hotel Vitale for Q1 2022, 2021 and 2019 because it was closed for renovation during Q1 2022.

"Other" includes Philadelphia, PA and Santa Cruz, CA.

Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results
($ in thousands)
(Unaudited)

	Three months ended March 31,
	2022	2021	2019

Same-Property Revenues:
Room	$168,631	$64,966	$219,749
Food and beverage	62,424	22,058	85,893
Other	26,986	17,509	30,474
Total hotel revenues	258,041	104,533	336,116

Same-Property Expenses:
Room	$42,300	$18,450	$57,848
Food and beverage	45,847	15,263	60,288
Other direct	7,140	3,769	6,790
General and administrative	23,141	14,563	27,769
Information and telecommunication systems	4,495	3,520	5,379
Sales and marketing	19,332	9,808	26,911
Management fees	8,149	3,109	9,085
Property operations and maintenance	11,189	7,141	11,615
Energy and utilities	9,316	6,298	8,739
Property taxes	19,363	18,996	18,437
Other fixed expenses	11,596	10,521	11,363
Total hotel expenses	201,868	111,438	244,224

Same-Property EBITDA	$56,173	$(6,905)	$91,892

Same-Property EBITDA Margin	21.8%	(6.6%)	27.3%

Notes:
This schedule of hotel results for the three months ended March 31 includes information from all of the hotels the Company owned as of March 31, 2022, except for Hotel Vitale for Q1 2022, 2021 and 2019 because it was closed for renovation during Q1 2022.

Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
2022 Same-Property Inclusion Reference Table

Hotels	Q1	Q2	Q3	Q4

Hotel Monaco Washington DC	X	X	X	X
Skamania Lodge	X	X	X	X
Le Méridien Delfina Santa Monica	X	X	X	X
Sofitel Philadelphia at Rittenhouse Square	X	X	X	X
Argonaut Hotel	X	X	X	X
The Westin San Diego Gaslamp Quarter	X	X	X	X
Hotel Monaco Seattle	X	X	X	X
Mondrian Los Angeles	X	X	X	X
W Boston	X	X	X	X
Hotel Zetta San Francisco	X	X	X	X
Hotel Vintage Seattle	X	X	X	X
Hotel Vintage Portland	X	X	X	X
W Los Angeles - West Beverly Hills	X	X	X	X
Hotel Zelos San Francisco	X	X	X	X
Embassy Suites San Diego Bay - Downtown	X	X	X	X
The Hotel Zags	X	X	X	X
Hotel Zephyr Fisherman's Wharf	X	X	X	X
Hotel Zeppelin San Francisco	X	X	X	X
The Nines, a Luxury Collection Hotel, Portland	X	X	X	X
Hotel Colonnade Coral Gables, Autograph Collection	X	X	X	X
Hotel Palomar Los Angeles Beverly Hills	X	X	X	X
Revere Hotel Boston Common	X	X	X	X
LaPlaya Beach Resort & Club	X	X	X	X
Hotel Zoe Fisherman's Wharf	X	X	X	X
Hotel Vitale
The Marker San Francisco	X	X	X	X
Hotel Spero	X	X	X	X
Harbor Court Hotel San Francisco	X	X	X	X
Chaminade Resort & Spa	X	X	X	X
Viceroy Santa Monica Hotel	X	X	X	X
Le Parc Suite Hotel	X	X	X	X
Montrose West Hollywood	X	X	X	X
Chamberlain West Hollywood Hotel	X	X	X	X
Hotel Ziggy	X	X	X	X
The Westin Copley Place, Boston	X	X	X	X
The Liberty, a Luxury Collection Hotel, Boston	X	X	X	X
Hyatt Regency Boston Harbor	X	X	X	X
George Hotel	X	X	X	X
Viceroy Washington DC	X	X	X	X
Hotel Zena Washington DC	X	X	X	X
Paradise Point Resort & Spa	X	X	X	X

Hilton San Diego Gaslamp Quarter	X	X	X	X
L'Auberge Del Mar	X	X	X	X
San Diego Mission Bay Resort	X	X	X	X
Solamar Hotel	X	X	X	X
The Heathman Hotel	X	X	X	X
Southernmost Beach Resort	X	X	X	X
The Marker Key West Harbor Resort	X	X	X	X
Hotel Chicago Downtown, Autograph Collection	X	X	X	X
The Westin Michigan Avenue Chicago	X	X	X	X
Jekyll Island Club Resort	X	X	X	X
Margaritaville Hollywood Beach Resort	X	X	X	X
Estancia La Jolla Hotel & Spa	X	X	X	X

Notes:
A property marked with an "X" in a specific quarter denotes that the same-property operating results of that property are included in the Same-Property Statistical Data and in the Schedule of Same-Property Results.

The Company's first quarter Same-Property RevPAR, RevPAR Growth, Total RevPAR, Total RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin include all of the hotels the Company owned as of March 31, 2022, except for Hotel Vitale for Q1 2022, 2021 and 2019 because it was closed for renovation during Q1 2022.

Pebblebrook Hotel Trust
Historical Operating Data
($ in millions except ADR and RevPAR data)
(Unaudited)

Historical Operating Data:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2019	2019	2019	2019	2019

Occupancy	75%	87%	87%	78%	82%
ADR	$252	$269	$263	$246	$258
RevPAR	$190	$234	$228	$192	$211

Hotel Revenues	$344.5	$420.4	$407.3	$362.1	$1,534.4
Hotel EBITDA	$93.3	$149.7	$136.9	$100.1	$480.1
Hotel EBITDA Margin	27.1%	35.6%	33.6%	27.6%	31.3%

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2021	2021	2021	2021	2021

Occupancy	22%	41%	52%	51%	42%
ADR	$250	$255	$276	$257	$262
RevPAR	$54	$105	$145	$132	$109

Hotel Revenues	$104.5	$197.0	$266.1	$252.8	$820.5
Hotel EBITDA	($8.6)	$39.9	$73.3	$54.2	$158.8
Hotel EBITDA Margin	(8.2%)	20.2%	27.5%	21.5%	19.4%

	First Quarter
	2022

Occupancy	48%
ADR	$297
RevPAR	$141

Hotel Revenues	$258.0
Hotel EBITDA	$54.7
Hotel EBITDA Margin	21.2%

Notes:
These historical hotel operating results include information for all of the hotels the Company owned as of March 31, 2022 as if they were owned as of January 1, 2019. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses.

Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.